Exhibit 23.1

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MOSS-ADAMS LLP
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CERTIFIED PUBLIC ACCOUNTANTS


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
FNB Bancorp


We consent to the incorporation by reference in the registration statements on Form S-8 of FNB Bancorp (No. 333-91596, 333-98293 and 333-106363) of our report dated March 28, 2006 with respect to the consolidated balance sheet of FNB Bancorp and Subsidiary as of December 31, 2005 and the related consolidated statements of earnings, stockholders' equity and comprehensive income and cash flows for the year ended December 31, 2005 appearing in this Annual Report on Form 10-K.


/s/ Moss Adams LLP
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Stockton, California
March 28, 2006